Exhibit 10.28

[Entered into with each of the Company’s Directors and Executive Officers]

DIRECTORS AND OFFICERS

INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT, dated as of ____________, _______ (this “Agreement”), is made and entered into by and between Theragenics Corporation, a Delaware corporation (the “Company”), and ___________________________, a director or officer of the Company (the “Indemnitee”).

RECITALS

A.     It is essential to the Company to retain and attract as directors and officers the most capable persons available;

B.     Indemnitee is a director and/or officer of the Company;

C.     The Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;

D.     The Company’s Certificate of Incorporation, as amended, (the “Certificate”) and Bylaws, as amended (the “Bylaws”) provide that the Company shall indemnify its directors and officers and may advance expenses in connection therewith. The Indemnitee’s willingness to serve as a director and/or officer of the Company is based, in part, in reliance on those provisions; and

E.     In recognition of Indemnitee’s need for substantial protection against personal liability, to enhance Indemnitee’s continued service to the Company and to provide Indemnitee with specific contractual assurance that indemnification will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Certificate and Bylaws or any change in the composition of the Company’s Board of Directors or any acquisition or business combination transaction relating to the Company) the Company wishes to provide for the indemnification of and advancement of expenses to Indemnitee, as set forth herein and for the coverage of Indemnitee under directors’ and officers’ liability insurance policies.

        NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1. Certain Definitions.

1.1 “Claim” means any threatened, pending, or completed action, suit, or proceeding, or any inquiry or investigation, whether instituted, made or conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

1.2 “Expenses” includes reasonable attorneys’ fees and all other reasonable costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness or otherwise participating in (including on appeal), or preparing to defend, be a witness or otherwise participate in, any Claim relating to any Indemnifiable Event.

1.3 “Indemnifiable Event” means:

(1)     any actual or asserted event or occurrence related to the fact that Indemnitee is or was:

    (a)        a director, officer, employee or agent of the Company;

     (b)        serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether or not for profit (including the heirs, executors, administrators or estate of such person); or

(2)     anything done or not done by Indemnitee in the capacities set forth in 1.3 (1)(a) and 1.3(1)(b) above.

        To the extent indemnification for any event or occurrence is not permitted under applicable law, such event or occurrence will not constitute an “Indemnifiable Event.”

2.     Basic Indemnification Arrangement. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law as soon as practicable but in any event no later than 60 calendar days after written demand is presented to the Company. The Indemnitee shall give prompt notice to the Company of any actual or asserted event or occurrence that could reasonably be expected to give rise to a Claim. The failure by the Indemnitee to notify the Company of such Claim will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not learn of the Claim and its failure to learn of the claim materially prejudices the ability of the Company to defend such Claim or otherwise perfect rights to any insurance coverage relating to the Claim.

        Notwithstanding anything in this Agreement to the contrary, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company (other than a claim described in Section 3 hereof) or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

3.     Indemnification for and Advancement of Expenses. The Company will indemnify Indemnitee against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of Claims. The Company will also indemnify Indemnitee against any and all reasonable attorneys’ fees and other costs, expenses and obligations paid or incurred by Indemnitee in connection with any claim, action, suit or proceeding asserted or brought by Indemnitee against the Company for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provision of the Articles or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

        If requested by Indemnitee, the Company will, within two business days of Indemnitee’s request, advance to Indemnitee any Expenses. Prior to the advancement of any Expenses, Indemnitee must execute an agreement to repay any amounts advanced to Indemnitee hereunder to the extent that it is finally determined that Indemnitee is not entitled to indemnification for such Expenses.

        Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of all Claims relating to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith.

4.     Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

5.     Burden of Proof. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof will be on the Company to establish that Indemnitee is not so entitled.

6.     Action by Company. The Company will use its best efforts to take, or cause to be taken, all action necessary to fulfill the obligations set forth in this Agreement including, but not limited to, any actions required by Delaware General Corporation Law (“DGCL”).

7.     No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, will not in and of itself create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8.     Non-Exclusivity, Etc. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Articles, the Bylaws, or the DGCL or otherwise; provided, however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any provision of the Articles or Bylaws as in effect on the date hereof, Indemnitee will be deemed to have such greater right hereunder; and, provided further, that to the extent that any change is made to the DGCL (whether by legislative action or judicial decision), the Articles, and/or the Bylaws which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

        The Company will not adopt any amendment to the Articles or the Bylaws the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under the Articles, the Bylaws, the DGCL or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Company’s Board of Directors and/or its stockholders, as the case may be.

9.     Liability Insurance and Funding. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance to the extent, in the judgment of the Board of Directors, such insurance is available on reasonable terms and at reasonable premiums and Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. Copies of all correspondence between the Company and the company or companies providing such insurance shall be promptly delivered to Indemnitee by the Company upon request of Indemnitee. The Company may, but will not be required to, create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

10.     Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities. The Indemnitee will execute all papers reasonably required and will do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights (all of Indemnitee’s reasonable costs and expenses, including attorneys’ fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

11.     No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles or the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

12.     Joint Defense. Notwithstanding anything to the contrary herein contained, if (i) Indemnitee elects to retain counsel in connection with any Claim in respect of which indemnification may be sought by Indemnitee against the Company pursuant to this Agreement and (ii) any other director or officer of the Company may also be subject to liability arising out of such Claim and in connection with such Claim may seek indemnification against the Company pursuant to an agreement similar to this Agreement, Indemnitee, together with such other persons, will employ counsel reasonably acceptable to all indemnities and all such other persons to represent jointly Indemnitee and such other persons unless the Board, upon the written request of Indemnitee delivered to the Company (to the attention of the Secretary) setting forth in reasonable detail the basis for such request, determines that such joint representation would be precluded under the applicable standards of professional conduct then prevailing under the law of the State of Delaware. If the Board makes such a determination, then Indemnitee will be entitled to be represented by separate counsel. In the event that the Board fails to act on such request within 30 calendar days after receipt thereof by the Company, Indemnitee will be deemed to be entitled to be represented by separate counsel in connection with such Claim and the reasonable fees and expenses of such counsel shall be Expenses subject to this Agreement.

13.     Successors and Binding Agreement.(a)

    (a)        The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

(b)     This Agreement will inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

(c)     This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 13(a) and 13(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 13(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

14.     Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by digital or electronic transmission (with receipt thereof confirmed by machine generated confirmation of delivery), or five calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Indemnitee at the Indemnitee’s principal residence as shown in the Company’s most current records, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

15.     Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

16.     Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision held invalid, unenforceable or otherwise illegal will be reformed to the extent necessary to make it enforceable, valid or legal.

17.     Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

18.     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

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        IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

THERAGENICS CORPORATION

By: ________________
Name:
Title:

Name: ________________